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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                                 June 18, 1998

Health Care Property Investors, Inc.
4675 MacArthur Court, 9th Floor
Newport Beach, California  92660

   Re: $600,000,000 Aggregate Offering Price of Securities of Health Care Property Investors, Inc. (File No. 333-______)

Ladies and Gentlemen:

   At your request, we have examined the registration statement on Form S-3 (File No. 333-________) (the "Registration Statement") being filed by you with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of up to $600,000,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of debt securities (the "Debt Securities"), one or more series of shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), shares of common stock, par value $1.00 per share (the "Common Stock") and rights to purchase common stock (the "Rights"). We also have examined the existing indenture (the "Indenture") dated as of September 1, 1993 between Health Care Property Investors, Inc. (the "Company"), and The Bank of New York, as Trustee, which has been filed with the Commission and incorporated by reference in the Registration Statement, relating to the Debt Securities.

   In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

   We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. In rendering the opinions set forth in paragraphs 1, 2 and 3 as they relate to the corporate laws of Maryland, we have with your consent relied solely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland corporate counsel for the Company, addressed to us and dated the date hereof, and our opinion is subject to any assumptions, exceptions, qualifications or limitations set forth in such opinion.

   In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

   Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
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Health Care Property Investors, Inc.
June 18, 1998
Page 2

   1. Upon: (a) establishment by the Board of Directors of the Company (the "Board of Directors") of the terms, conditions and provisions of any Debt Securities; (b) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (c) reservation and due authorization by the Board of Directors of any shares of Preferred Stock and/or any shares of Common Stock and related Rights issuable upon conversion of the Debt Securities in accordance with the procedures set forth in paragraphs 2 and 3 below at a minimum price or value of consideration to be set by the Board of Directors, the Debt Securities will have been duly authorized by the Company, and when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Debt Securities will constitute valid, binding and enforceable obligations of the Company.

   2. Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the State Department of Assessments and Taxation of Maryland (the "Department") of Articles Supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Articles of Restatement of the Company, the Amended and Restated Bylaws of the Company adopted on April 20, 1995 and certain resolutions adopted and actions taken by the Board of Directors on or before the date hereof, and the acceptance for record by the Department of such Articles Supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock and related Rights issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this paragraph and paragraph 3 below, the Preferred Stock will have been duly authorized by the Company, and when the Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Restatement and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

   3. Upon due authorization by the Board of Directors of a designated number of shares of Common Stock and related Rights for issuance at a minimum price or value of consideration to be set by the Board of Directors, the Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock, will have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

   The opinion rendered in clause 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar
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Health Care Property Investors, Inc.
June 18, 1998
Page 3

laws or equitable principles relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding in equity or at law); (iii) we advise you that a California court may not strictly enforce certain covenants contained in the Indenture or allow acceleration of the maturity of the indebtedness evidenced by the Debt Securities if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances; (iv) certain rights, remedies and waivers contained in the Indenture may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Indenture invalid as a whole; (v) applicable California laws or judicial decisions may require that a judgment for money damages rendered in the United States be expressed in United States dollars; and
(vi) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

   To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee has complied with any applicable requirement to file returns and pay taxes under the laws of the State of California; that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and will be duly qualified under the Trust Indenture Act; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

   We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                      Very truly yours,

                                      /s/ LATHAM & WATKINS